EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this annual report (Form 10-KSB) of U.S. Energy Systems, Inc. of our report dated March 14 , 2001, included in the 2000 Annual Report to the Shareholders of U.S. Energy Systems, Inc.


/s/  KOSTIN, RUFFKESS & COMPANY, LLC
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KOSTIN, RUFFKESS & COMPANY, LLC


West Hartford, Connecticut
March 14, 2001